UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 22, 2005

Accellent Corp.

(Exact name of registrant as specified in its charter)

Colorado	333-118675	91-2054669
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 West 7th Avenue, Suite 200, Collegeville, PA		19426-0992
(Address of principal executive offices)		(Zip Code)

(610) 489-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Private Placement

On November 22, 2005, Accellent Inc. (“Accellent”), parent company of Accellent Corp. (the “Company”), completed the sale of $305 million in aggregate principal amount of its 10½% Senior Subordinated Notes due 2013 in a private placement transaction.  The new notes were sold at a price of 98.672%, resulting in an aggregate original issue discount of $4,051,880. The transaction was completed in reliance on the exemptions provided by Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The new notes are governed by an Indenture, dated as of November 22, 2005, by and among Accellent, the subsidiary guarantors named therein and The Bank of New York, as trustee (the “Indenture”).  Interest on the notes will be payable semi-annually on each June 1 and December 1, commencing on June 1, 2006.  The notes will mature on December 1, 2013. The notes are redeemable, in whole or in part, at Accellent’s option, prior to December 1, 2009 at a redemption price equal to 100% of their principal amount plus an applicable make-whole premium, plus accrued and unpaid interest and any additional interest, if any, thereon to the date of redemption.  The notes are redeemable, in whole or in part, at Accellent’s option, on or after December 1, 2009 at the redemption prices set forth in the Indenture, plus accrued and unpaid interest and any additional interest, if any, thereon to the date of redemption. In addition, until December 1, 2008, Accellent may, at its option, redeem up to 35% of the aggregate principal amount of the notes at the redemption price set forth in the Indenture, plus accrued and unpaid interest and any additional interest, if any, thereon to the date of redemption, with the net cash proceeds of certain public equity offerings.  The Indenture contains covenants limiting Accellent’s ability and the ability of certain of its subsidiaries, including the Company, to incur additional debt or issue certain preferred shares, pay dividends or make other distributions, make certain investments, sell certain assets, create liens on certain assets to secure debt, consolidate, merge, sell or otherwise dispose of all or substantially all assets, enter into certain transactions with affiliates, and designate subsidiaries as unrestricted subsidiaries.  The notes are guaranteed by Accellent’s domestic subsidiaries, including the Company, on an unsecured senior subordinated basis.

In connection with the issuance of the notes, Accellent also entered into an Exchange and Registration Rights Agreement, dated as of November 22, 2005, by and among Accellent, the subsidiary guarantors named therein and Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Bear, Stearns & Co. Inc. (the “Registration Rights Agreement”) pursuant to which Accellent has agreed to file an exchange registration statement or, under certain circumstances, a shelf registration statement.

The descriptions of the Indenture and Registration Rights Agreement are qualified in their entirety by reference to their complete text. The Indenture and the Registration Rights Agreement are filed as Exhibits 4.1 and 4.2, respectively, hereto and incorporated herein by reference.

Credit Facility

Accellent also entered into a Credit Agreement, dated November 22, 2005, among Accellent Acquisition Corp., Accellent Merger Sub Inc., Accellent, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities Inc., as joint lead arranger and joint bookrunner, Credit Suisse First Boston, as joint lead arranger and joint bookrunner and syndication agent and Lehman Commercial Paper Inc., as documentation agent (the “Credit Agreement”).  The Credit Agreement provides for a new senior secured credit facility consisting of (i) a seven-year term credit facility in an aggregate principal amount of $400 million (all of which was drawn down on November 22, 2005) and (ii) a six-year revolving credit facility in the aggregate principal amount of $75 million.  The term loans will amortize in 27 quarterly installments of 0.25% of the original principal amount of the term loans, with the balance payable on the seventh anniversary of the closing date. The interest rates under the senior secured credit facility are to be based in the case of the term loans, at Accellent’s option, on either LIBOR plus 2.00% or the alternative base rate plus 1.00%, and, in the case of the revolving loans, at Accellent’s option, on either LIBOR plus 2.25% or the alternate base rate plus 1.25%, which applicable margins are in each case subject to reduction based upon the attainment of certain leverage ratios. The Credit Agreement requires Accellent to meet certain financial tests, including a maximum ratio of consolidated net debt to consolidated EBITDA and a minimum ratio of consolidated EBITDA to consolidated interest expense. The Credit Agreement also contains covenants restricting Accellent and certain of its subsidiaries’ ability to, among other things, declare dividends and redeem capital stock, incur additional indebtedness (including guarantees of indebtedness), create liens, engage in mergers, consolidations, acquisitions and asset sales, change the nature of its business, make investments, loans and advances, enter into sale-leaseback transactions, engage in certain transactions with affiliates, make prepayments of subordinated debt and amend subordinated debt documents, change its fiscal year and make capital expenditures.

In connection with the Credit Agreement, the Company entered into (i) the Guarantee, dated as of November 22, 2005, among Accellent Acquisition Corp., the Company, the other subsidiaries named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “Guarantee”), (ii) the Pledge Agreement, dated as of November 22, 2005, among Accellent Acquisition Corp., Accellent Merger Sub Inc., Accellent, the Company, the other subsidiaries named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “Pledge Agreement”) and (iii) the Security Agreement, dated as of November 22, 2005, among Accellent Acquisition Corp., Accellent Merger Sub Inc., Accellent, the Company, the other subsidiaries named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “Security Agreement”). Pursuant to these agreements, the loans under the senior secured credit facility and certain hedging obligations owing to senior secured credit facility lenders or their affiliates are guaranteed by Accellent Acquisition Corp. and by all of Accellent’s existing and future direct and indirect wholly-owned domestic subsidiaries, including the Company. The loans, the guarantees and such hedging arrangements are secured by a first priority perfected lien, subject to certain exceptions, on substantially all of Accellent’s and the guarantors’ existing and future properties and tangible and intangible assets, including a pledge of all of the capital stock held by such persons (other than certain capital stock of foreign subsidiaries).

The descriptions of the Credit Agreement, Guarantee, Pledge Agreement and Security Agreement are qualified in their entirety by reference to their complete text. The Credit Agreement, Guarantee, Pledge Agreement and Security Agreement are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, hereto and incorporated herein by reference.

Item 1.02               Termination of a Material Definitive Agreement.

The information set forth in Item 8.01 below is incorporated by reference into this Item 1.02.  In connection with the consummation of the Merger (as defined below) and related transactions and the acceptance for payment and payment for all of the Company’s 10% Senior Subordinated Notes due 2012 pursuant to the Offer, on November 22, 2005, the Company terminated the indenture governing such notes, dated June 30, 2004, among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee. The aggregate consideration paid for such notes was approximately $210.4 million.

In connection with the consummation of the Merger and related transactions, on November 22, 2005, the Company repaid all outstanding obligations under its senior secured credit facility, which obligations totaled approximately $233.6 million, and terminated (i) the Credit and Guarantee Agreement, dated as of June 30, 2004, among the Company (formerly known as Medical Device Manufacturing, Inc.), as borrower, the lenders party thereto, Credit Suisse First Boston, acting through its Cayman Island Branch, as sole lead arranger, sole book runner, administrative agent and collateral agent, Antares Capital Corporation and National City Bank, co-documentation agents, and Wachovia Bank, National Association, as syndication agent, and (ii) the Pledge and Security Agreement, dated as of June 30, 2004, among the Company (formerly known as Medical Device Manufacturing, Inc.), as borrower, the Guarantors party thereto, and Credit Suisse First Boston, acting through its Cayman Islands Branch, as collateral agent, each relating to such facility.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above, the Indenture filed as Exhibit 4.1 hereto, the Credit Agreement filed as Exhibit 10.1 hereto, the Guarantee filed as Exhibit 10.2 hereto, the Pledge Agreement filed as Exhibit 10.3 hereto and the Security Agreement filed as Exhibit 10.4 hereto are incorporated by reference into this Item 2.03.

Item 3.03               Material Modification to Rights of Security Holder.

The information set forth in Item 8.01 below is incorporated by reference into this Item 3.03. The Supplemental Indenture became operative upon the acceptance for payment and payment for all notes validly tendered.

Item 5.01               Changes in Control of Registrant.

On November 22, 2005, Accellent consummated a merger (the “Merger”) pursuant to an agreement and plan of merger, dated as of October 7, 2005 (the “Merger Agreement”), with Accellent Acquisition Corp. (“AAC”), pursuant to which Accellent Merger Sub Inc., a wholly owned subsidiary of ACC, merged with and into Accellent, with Accellent being the surviving entity.  Prior to the Merger, Accellent was owned by a group that included affiliates of KRG Capital Partners, LLC and DLJ Merchant Banking Partners III, L.P.  In connection with the Merger, the capital stock and other equity interests of Accellent outstanding immediately prior to the Merger (other than a portion of the shares of Class A-9 preferred stock held by existing stockholders of the Company) and the options to receive Accellent’s common stock outstanding immediately prior the Merger (other than certain options held by existing stockholders) were cancelled and converted into a right to receive aggregate cash consideration of approximately $832 million less accrued interest on our existing indebtedness plus cash on hand at the time of closing. As a consequence of the Merger, affiliates of Kohlberg Kravis Roberts & Co. L.P. (“KKR”) own approximately 71% of Accellent’s outstanding common stock, affiliates of Bain Capital (“Bain”) own approximately 24% of Accellent’s outstanding common stock and certain members of management of Accellent own the remainder of Accellent’s outstanding common stock.

The transaction contemplated by the Merger Agreement, including the Merger and the refinancing of Accellent’s existing indebtedness were financed by (i) a $400 million senior secured term loan facility and a $75 million senior secured revolving credit facility, each pursuant to the Credit Agreement; (ii) the issuance of $305 million aggregate principal amount of senior subordinated notes; and (iii) an equity investment in Accellent by KKR and Bain of approximately $611 million, with approximately $30 million of additional equity rolled over by certain members of management.

On November 22, 2005, Accellent filed a press release announcing the consummation of the Merger and related transactions.  A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 22, 2005, the board of directors of the Company appointed Stewart A. Fisher and Timothy Mathews to the board of directors of the Company.

Item 8.01               Other Events.

On October 21, 2005, the Company commenced a cash tender offer (the ‘‘Offer’’) and consent solicitation (the ‘‘Solicitation’’) for any and all of the Company’s outstanding $175 million aggregate principal amount of 10% senior subordinated notes due 2012. The Solicitation expired at 5:00 p.m., New York City time, on November 3, 2005.  The Offer expired at 5:00 p.m., New York City time, on November 21, 2005.  As of the expiration date of the Offer, 100% of the outstanding principal amount of notes were tendered. The Company has accepted for payment and paid for all notes validly tendered on or prior to the expiration date of the Offer. In connection with the Offer, the Company received consents from all the holders of the notes to approve proposed amendments to the indenture governing the notes to eliminate substantially all of the restrictive covenants and certain related event of default provisions. As a result of the receipt of the requisite consents, the Company, the guarantors party to the indenture governing the notes and U.S. Bank National Association, as trustee, executed a supplemental indenture, dated November 3, 2005 (the “Supplemental Indenture”), to the indenture governing the notes in order to effect the proposed amendments. Following the Offer, none of the notes remained outstanding.

The descriptions set forth above are qualified in their entirety by the Supplemental Indenture governing the notes, filed as an exhibit to the Company’s Current Report on Form 8-K dated November 3, 2005 and incorporated herein by reference.  On November 22, 2005, Accellent filed a press release announcing the consummation of the Merger and related transactions, including the Offer.  A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

4.1           Indenture, dated as of November 22, 2005, among Accellent, the Guarantors and The Bank of New York, as trustee.

4.2           Exchange and Registration Rights Agreement, dated November 22, 2005, among Accellent, the Guarantors and Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Bear, Stearns & Co. Inc.

10.1         Credit Agreement, dated November 22, 2005, among Accellent Acquisition Corp., Accellent Merger Sub Inc., Accellent, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Credit Suisse First Boston, as syndication agent and Lehman Commercial Paper Inc., as documentation agent.

10.2         Guarantee, dated as of November 22, 2005, among Accellent Acquisition Corp., the subsidiaries named therein and JPMorgan Chase Bank, N.A., as administrative agent.

10.3         Pledge Agreement, dated as of November 22, 2005, among Accellent Acquisition Corp., Accellent Merger Sub Inc., Accellent, the subsidiaries named therein and JPMorgan Chase Bank, N.A., as administrative agent.

10.4         Security Agreement, dated as of November 22, 2005, among Accellent Acquisition Corp., Accellent Merger Sub Inc., Accellent, the subsidiaries named therein and JPMorgan Chase Bank, N.A., as administrative agent.

99.1         Press release, dated November 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2005	ACCELLENT CORP.

	By:	/s/ Stewart A. Fisher
Name: Stewart A. Fisher
Title: Chief Financial Officer, Vice President, Treasurer and Secretary